Exhibit 10.33

YOUR DEPOSIT ACCOUNT TERMS AND CONDITIONS

AGREEMENT - These terms govern the operation of this account unless varied or supplemented in writing.  Unless it would be inconsistent to do so, words and phrases used in this document should be construed so that the singular includes the plural and the plural includes the singular.  As used in this form, the words “we,” “our,” or “us” mean the financial institution and the words “you” or “your” mean the account holder(s).  This account may not be transferred or assigned without our written consent.

Much of our relationship with our deposit customers is regulated by state and federal law, especially the law relating to negotiable instruments, the law regulating the methods of transferring property upon death and the rights of surviving spouses and dependents, the law pertaining to estate and other succession taxes, the law regarding electronic funds transfer, and the law regarding the availability of deposited funds.  This body of law is too large and complex to be reproduced here.  Any provision that appoints us as an agent is not subject to the provisions of 20 Pa.C.S.A.  Section 5601 et seq. (Chapter 56; Decedents, Estates and Fiduciaries Code).  By exercising any of our rights under this agreement, we do so for our sole benefit.

The purpose of this form is to:

(1)          summarize the rules applicable to the more common transactions;

(2)          establish rules to govern transactions or circumstances which the law does not regulate; and

(3)          establish rules for certain events or transactions which the law already regulates but permits variation by agreement.

We may permit some variations from this standard agreement, but any such variations must be agreed to in writing either on our signature card for the account or in some other written form.

LIABILITY - Each of you agrees, for yourself (and the person or entity you represent if you sign as a representative of another) to the terms of this account and the schedule of charges that may be imposed.  You authorize us to deduct these charges as accrued directly from the account balance.  You also agree to pay additional reasonable charges we may impose for services you request which are not contemplated by this agreement.  Each of you also agrees to be jointly and severally liable for any account deficit resulting from charges or overdrafts, whether caused by you or another authorized to withdraw from this account, and the costs we incur to collect the deficit including, to the extent permitted by law, our reasonable attorneys’ fees.

DEPOSITS - Any items, other than cash, accepted for deposit (including items drawn “on us”) will be given provisional credit only until collection is final (and actual credit for deposits of, or payable in, foreign currency will be at the exchange rate in effect on final collection in U.S. dollars).  Unless otherwise disclosed, interest on non-consumer accounts will be paid only on collected funds, subject to minimum balance or other limitations, if any.  We are not responsible for transactions initiated by mail or outside depository until we actually record them.  All transactions received after our “daily cut-off time” on a business day we are open, or received on a day in which we are not open for business, will be treated and recorded as if initiated on the next following business day that we are open.

WITHDRAWALS - Unless otherwise clearly indicated on the account records, any one of you who signs this form including authorized signers, may withdraw or transfer all or any part of the account balance at any time on forms approved by us.  Each of you (until we receive written notice to the contrary) authorizes each other person signing this form to endorse any item payable to you or your order for deposit to this account or any other transaction with us.  We may charge against your account a check, even though payment was made before the date of the check, unless you have given us written notice of the postdating.  The fact that we may honor withdrawal requests which overdraw the finally collected account balance does not obligate us to do so, unless required by law.  Withdrawals will first be made from collected funds, and we may, unless prohibited by law or our written policy, refuse any withdrawal request against uncollected funds, even if our general practice is to the contrary.  We reserve the right to refuse any withdrawal or transfer request which is attempted by any method not specifically permitted, which is for an amount less than any minimum withdrawal requirement, or which exceeds any frequency limitation.  Even if we honor a nonconforming request, repeated abuse of the stated limitations (if any) may eventually force us to close this account.  We will use the date a transaction is completed by us (as opposed to the day you initiate it) to apply the frequency limitations.  NOTICE UNDER PENNSYLVANIA LAW WE RESERVE THE RIGHT TO REQUIRE NOT LESS THAN 14 DAYS’ PRIOR WITHDRAWAL NOTICE BEFORE PAYING REQUESTS FOR WITHDRAWAL FROM NOW ACCOUNTS.  On interest-bearing accounts other than NOW accounts and time deposits, we reserve the right to require at least seven days’ written notice before any withdrawal or transfer.  Withdrawals from a time deposit prior to maturity or prior to the expiration of any notice period may be restricted and may be subject to penalty.  See your notice of penalties for early withdrawal.

ACH AND WIRE TRANSFERS - This agreement is subject to Article 4A of the Uniform Commercial Code in the state in which you have your account with us.  If you originate a fund transfer for which Fedwire is used, and you identify by name and number a beneficiary financial institution, an intermediary financial institution or a beneficiary, we and every receiving or Beneficiary financial institution may rely on the identifying number to make payment.  We may rely on the number even if it identifies a financial institution, person or account other than the one named.  You agree to be bound by automated clearing house association rules.  These rules provide, among other things, that payments made to you, or originated by you, are provisional until final settlement is made through a Federal Reserve Bank or payment is otherwise made as provided in Article 4A-403(a) of the Uniform Commercial Code.  If we do not receive such payment, we are entitled to a refund from you in the amount credited to your account and the party originating such payment will not be considered to have paid the amount so credited, if we receive a credit to an account you have with us by wire or ACH, we are not required to give you any notice of the payment order or credit.

OWNERSHIP OF ACCOUNT AND BENEFICIARY DESIGNATION - You intend these rules to apply to this account depending on the form of ownership and beneficiary designation, if any, specified on page 1.  We make no representations as to the appropriateness or effect of the ownership and beneficiary designations, except as they determine to whom we pay the account funds.  Individual Account - is owned by one person.  Joint Account - With Survivorship (And Not As Tenants In Common) - is owned by two or more persons.  Each of you intend that upon your death the balance in the account (subject to any previous pledge to which we have consented) will belong to the survivor(s).  If two or more of you survive, you will own the balance in the account as joint tenants with survivorship and not as tenants in common.  Joint Account - No Survivorship (As Tenants In Common) - is owned by two or more persons, but none of you intend (merely by opening this account) to create any right of survivorship in any other person.  We encourage you to agree and tell us in writing of the percentage of the deposit contributed by each of you.  This information will not, however, affect the “number of signatures” necessary for withdrawal.  Revocable Trust Account - If two or more of you create such an account, you own the account jointly with survivorship.  Beneficiaries acquire the right to withdraw only if:  (1) all persons creating the account die, and (2) the beneficiary is then living.  If two or more beneficiaries are named and survive the death of all persons creating the account, such beneficiaries will own this account in equal shares, without right of survivorship.  Any such beneficiary may withdraw all or any part of the account balance.  The person(s) creating this account type reserve the right to:  (1) change beneficiaries, (2) change account types, and (3) withdraw all or part of the deposit at any time.  Corporate, Partnership, and other Organizational Accounts - We will usually require a separate authorization form designating the person permitted and conditions required for withdrawal from any account in the name of a legal entity such as a partnership, corporation, or other organization.  We will honor such authorization according to its terms until it is amended or terminated in writing by the governing body of such organization.

STOP-PAYMENTS - A stop-payment order must be given in the manner required by law and must be received in time to give us a reasonable opportunity to act on it before our stop-payment cut-off time.  Our stop-payment cut-off time is one hour after the opening of the next banking day after the banking day on which we receive the item.  Additional limitations on our obligation to stop-payment are provided by law.  A stop-payment order must precisely identify the number, date and amount of the item, and the payee.  We will honor a stop-payment request by the person who signed the particular item, and, by any other person, even though such other person did not sign the item, if such other person has an equal or greater right to withdraw from this account than the person who signed the item in question.  A release of the stop-payment request may be made only by the person who initiated the stop-payment.

AMENDMENTS AND TERMINATION - We may change any term of this agreement.  Rules governing changes in interest rates have been provided separately.  For other changes we will give you reasonable notice in writing or by any other method permitted by law.  We may also close this account at any time upon reasonable notice to you and tender of the account balance personally or by mail.  Notice from us to any one of you is notice to all of you.

STATEMENTS - You must examine your statement of account with “reasonable promptness.”  If you discover (or reasonably should have discovered) any unauthorized payments or alterations, you must promptly notify us of the relevant facts.  If you fail to do either of these duties, you will have to either share the loss with us, or bear the loss entirely yourself (depending on whether we exercised ordinary care and, if not, whether we substantially contributed to the loss).  The loss could be not only with respect to items on the statement but other items forged or altered by the same wrongdoer.  You agree that the time you have to examine your statement and report to us will depend on the circumstances, but that such time will not, in any circumstance, exceed a total of 30 days from when the statement is first made available to you.

You further agree that if you fail to report any unauthorized signatures, alterations, forgeries or any other errors in your account within 60 days of when we make the statement available, you cannot assert a claim against us on any items in that statement, and the loss will be entirely yours.  This 60 day limitation is without regard to whether we exercised ordinary care.  The limitation in this paragraph is in addition to that contained in the first paragraph of this section.

DIRECT DEPOSITS - If, in connection with a direct deposit plan, we deposit any amount in this account which should have been returned to the Federal Government for any reason, you authorize us to deduct the amount of our liability to the Federal Government from this account or from any other account you have with us, without prior notice and at any time, except as prohibited by law.  We may also use any other legal remedy to recover the amount of our liability.

TEMPORARY ACCOUNT AGREEMENT - If this option is selected, we may restrict or prohibit further use of this account if you fail to comply with the requirements we have imposed within a reasonable time.

SET-OFF - You each agree that we may (without prior notice and when permitted by law) set off the funds in this account against any due and payable debt owed to us now or in the future, by any of you having the right of withdrawal, to the extent of such persons’ or legal entity’s right to withdraw.  If the debt arises from a note, “any due and payable debt” includes the total amount of which we are entitled to demand payment under the terms of the note at the time we set off, including any balance the due date for which we properly accelerate under the note.  This right of set-off does not apply to this account if:  (a) it is an Individual Retirement Account or other tax-deferred retirement account, or (b) the debt is created by a consumer credit transaction under a credit card plan, or (c) the debtor’s right of withdrawal arises only in a representative capacity.  We will not be liable for the dishonor of any check when the dishonor occurs because we set off a debt against this account.  You agree to hold us harmless from any claim arising as a result of our exercise of our right of set-off.

AUTHORIZED SIGNER (Individual Accounts Only) - An authorized signer is someone you designate to conduct transactions on your behalf, but does not have any ownership or rights at death unless named as a Revocable Trust beneficiary.  The designation of an authorized signer does not create a power of attorney; therefore, the authorized signer is not subject to the provisions of 20 Pa.C.S.A.  Section 5601 et seq. (Chapter 66; Decedents.  Estates and Fiduciaries Code).

RESTRICTIVE LEGENDS - We are not required to honor any restrictive legend on checks you write unless we have agreed to the restriction in a writing signed by one of our officers.  Examples of restrictive legends are “must be presented within 90 days” or “not valid for more than $1,000.”

ASSIGNMENT OF DEPOSIT ACCOUNT

Principal $235,413.01	Loan Date 12-27-2007	Maturity	Loan No 40000773	Call / Coll 0500	Account 40000659	Officer JW	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.  Any item above containing “***” has been omitted due to text length limitations.

Grantor: Eastern Industries, Inc. 4401 Camp Meeting Road, Suite 200 Center Valley, PA 18034	Lender: Team Capital Bank Bethlehem Office (610)297-4040 2151 Emrick Boulevard Bethlehem, PA 18020

THIS ASSIGNMENT OF DEPOSIT ACCOUNT dated December 27, 2007, is made and executed between Eastern Industries, Inc. (“Grantor”) and Team Capital Bank (“Lender”).

ASSIGNMENT.  For valuable consideration, Grantor assigns and grants to Lender a security interest in the Collateral, including without limitation the deposit accounts described below, to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION.  The word “Collateral” means the following described deposit account (“Account”):

CD Account Number 30013924 with Lender with an approximate balance of $235,413.01 together with (A) all interest, whether now accrued or hereafter accruing; (B) all additional deposits hereafter made to the Account; (C) any and all proceeds from the Account; and (D) all renewals, replacements and substitutions for any of the foregoing.

In addition, the word “Collateral” includes all of Grantor’s property (however owned if owned by more than one person or entity), in Lender’s possession (or in the possession of a third party subject to Lender’s control), whether existing now or later and whether tangible or intangible in character, including without limitation each and all of the following:

(A)       All property to which Lender acquires title or documents of title.

(B)       All property assigned to Lender.

(C)       All promissory notes, bills of exchange, stock certificates, bonds, savings passbooks, time certificates of deposit, insurance policies, and all other instruments and evidences of an obligation.

(D)       All records relating to any of the property described in this Collateral section, whether in the form of writing, microfilm, microfiche, or electronic media.

CROSS-COLLATERALIZATION.  In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise, and whether recovery upon such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

GRANTOR’S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL.  With respect to the Collateral, Grantor represents and promises to Lender that:

Ownership.  Grantor is the lawful owner of the Collateral free and clear of all loans, liens, encumbrances, and claims except as disclosed to and accepted by Lender in writing.

Right to Grant Security Interest.  Grantor has the full right, power, and authority to enter into this Agreement and to assign the Collateral to Lender.

No Prior Assignment.  Grantor has not previously granted a security interest in the Collateral to any other creditor.

No Further Transfer.  Grantor shall not sell, assign, encumber, or otherwise dispose of any of Grantor’s rights in the Collateral except as provided in this Agreement.

No Defaults.  There are no defaults relating to the Collateral, and there are no offsets or counterclaims to the same.  Grantor will strictly and promptly do everything required of Grantor under the terms, conditions, promises, and agreements contained in or relating to the Collateral.

Proceeds.  Any and all replacement or renewal certificates, instruments, or other benefits or proceeds related to the Collateral that are received by Grantor shall be held by Grantor in trust for Lender and immediately shall be delivered by Grantor to Lender to be held as part of the Collateral.

Validity; Binding Effect.  This Agreement is binding upon Grantor and Grantor’s heirs, personal representatives, successors and assigns and is legally enforceable in accordance with its terms.

Financing Statements.  Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender’s security interest.  At Lender’s request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Property.  Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs.  Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default.  Lender may file a copy of this Agreement as a financing statement.  If Grantor changes Grantor’s name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantor will promptly notify the Lender of such change.

LENDER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL.  While this Agreement is in effect, Lender may retain the rights to possession of the Collateral, together with any and all evidence of the Collateral, such as certificates or passbooks.  This Agreement will remain in effect until (a) there no longer is any Indebtedness owing to Lender; (b) all other obligations secured by this Agreement have been fulfilled; and (c) Grantor, in writing, has requested from Lender a release of this Agreement.

LENDER’S EXPENDITURES.  If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related

Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral.  All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor.  All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (3) be treated as a balloon payment which will be due and payable at the Note’s maturity.  The Agreement also will secure payment of these amounts.  Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

LIMITATIONS ON OBLIGATIONS OF LENDER.  Lender shall use ordinary reasonable care in the physical preservation and custody of any certificate or passbook for the Collateral but shall have no other obligation to protect the Collateral or its value.  In particular, but without limitation, Lender shall have no responsibility (A) for the collection or protection of any income on the Collateral; (B) for the preservation of rights against issuers of the Collateral or against third persons; (C) for ascertaining any maturities, conversions, exchanges, offers, tenders, or similar matters relating to the Collateral; nor (D) for informing the Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters.

DEFAULT.  Default will occur if payment in full is not made immediately when due.

RIGHTS AND REMEDIES ON DEFAULT.  Upon Default, or at any time thereafter, Lender may exercise any one or more of the following rights and remedies, in addition to any rights or remedies that may be available at law, in equity, or otherwise:

Accelerate Indebtedness.  Lender may declare all Indebtedness of Grantor to Lender immediately due and payable, without notice of any kind to Grantor.

Application of Account Proceeds.  Lender may take directly all funds in the Account and apply them to the Indebtedness.  If the Account is subject to an early withdrawal penalty, that penalty shall be deducted from the Account before its application to the Indebtedness, whether the Account is with Lender or some other institution.  Any excess funds remaining after application of the Account proceeds to the Indebtedness will be paid to Grantor as the interests of Grantor may appear.  Grantor agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Account to the Indebtedness.  Lender also shall have all the rights of a secured party under the Pennsylvania Uniform Commercial Code, even if the Account is not otherwise subject to such Code concerning security interests, and the parties to this Agreement agree that the provisions of the Code giving rights to a secured party shall nonetheless be a part of this Agreement.

Transfer Title.  Lender may effect transfer of title upon sale of all or part of the Collateral.  For this purpose, Grantor irrevocably authorizes Lender to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Other Rights and Remedies.  Lender shall have and may exercise any or all of the rights and remedies of a secured creditor under the provisions of the Pennsylvania Uniform Commercial Code, at law, in equity, or otherwise.

Deficiency Judgment.  If permitted by applicable law, Lender may obtain a judgment for any deficiency remaining in the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this section.

Election of Remedies.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

Cumulative Remedies.  All of Lender’s rights and remedies, whether evidenced by this Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and to exercise its remedies.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Agreement:

Amendments.  This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses.  Grantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement.  Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law.  This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law provisions.  This Agreement has been accepted by Lender in the Commonwealth of Pennsylvania.

Choice of Venue.  If there is a lawsuit, Grantor agrees upon Lender’s request to submit to the jurisdiction of the courts of Northampton County, Commonwealth of Pennsylvania.

No Waiver by Lender.  Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices.  Unless otherwise provided by applicable law, any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement.  Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address.  Unless otherwise provided by applicable law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Additional Authorizations.  Grantor hereby authorizes Lender, irrevocably, with full power of substitution, to do the following, either in Lender’s own name or in the name of the Grantor, or otherwise, which in discretion of Lender may seem to be necessary or advisable:  (1) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (2) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (3) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (4) to file any claim or claims or to take any action or institute or take part in any proceedings.  This authorization is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.  It is understood and agreed that any exercise of this authorization by Lender shall be on behalf of Lender and not on behalf of Grantor.  Lender is not an agent or fiduciary of Grantor.  However, in exercising the authorization granted hereby, Lender shall exercise reasonable caution and prudence and Lender shall keep full and accurate record of all actions, receipts and disbursements.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Agreement.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successor Interests.  The terms of this Agreement shall be binding upon Grantor, and upon Grantor’s heirs, personal representatives, successors, and assigns, and shall be enforceable by Lender and its successors and assigns.

Survival of Representations and Warranties.  All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

Waive Jury.  All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Account.  The word “Account” means the deposit account described in the “Collateral Description” section.

Agreement.  The word “Agreement” means this Assignment of Deposit Account, as this Assignment of Deposit Account may be amended or modified from time to time, together with all exhibits and schedules attached to this Assignment of Deposit Account from time to time.

Borrower.  The word “Borrower” means Eastern Industries, Inc. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral.  The word “Collateral” means all of Grantor’s right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default.  The word “Default” means the Default set forth in this Agreement in the section titled “Default”.

Grantor.  The word “Grantor” means Eastern Industries, Inc.

Indebtedness.  The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.  The liens and security interests created pursuant to this Agreement covering the Indebtedness which may be created in the future shall relate back to the date of this Agreement.  Specifically, without limitation, Indebtedness includes all amounts that may be indirectly secured by the Cross-Collateralization provision of this Agreement.

Lender.  The word “Lender” means Team Capital Bank, its successors and assigns.

Note.  The word “Note” means the Note executed by Eastern Industries, Inc. in the principal amount of $235,413.01 dated December 27, 2007, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Property.  The word “Property” means all of Grantor’s right, title and interest in and to all the Property as described in the “Collateral Description” section of this Agreement.

Related Documents.  The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS ASSIGNMENT OF DEPOSIT ACCOUNT AND AGREES TO ITS TERMS.  THIS AGREEMENT IS DATED DECEMBER 27, 2007.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

GRANTOR:

EASTERN INDUSTRIES, INC.

By:	/s/Kim W. Snyder	(Seal)
Kim W. Snyder, President of Eastern Industries, Inc.